IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In Re:	)	Chapter 15
	)	
DAVIDSTEA INC., *et al.*,	)	Case No. 20-11802 (JTD)
	)	
Foreign Debtors in Foreign Proceedings.	)	Jointly Administered
	)	
	)	Ref. Docket No. 56
	)	**Obj. Deadline: June 10, 2021, 4:00 p.m. (EDT)**
	)	**Hearing Date: June 17, 2021, 10:00 a.m. (EDT)**

ORDER RECOGNIZING AND
ENFORCING THE ORDER OF THE CANADIAN COURT
SANCTIONING AND APPROVING THE CANADIAN PLAN

Upon consideration of the motion (the "**Motion**")[1] of PricewaterhouseCoopers Inc., the court-appointed monitor and authorized foreign representative (referred to herein, in either capacity, as the "**Monitor**") of DAVIDsTEA Inc. and DAVIDsTEA (USA) Inc. (collectively, the "**Foreign Debtors**") in proceedings (the "**Canadian Proceeding**") under Canada's *Companies' Creditors Arrangement Act*, R.S.C. 1985, c. C-36, as amended (the "**CCAA**"), pending before the Superior Court of Quebec (Commercial Division) (the "**Canadian Court**"), for the entry of an order, pursuant to sections 105(a), 1507, 1525 and 1527 of title 11 of the United States Code (the "**Bankruptcy Code**"), recognizing and giving full force and effect in the United States to the order entered by the Canadian Court sanctioning, approving and enforcing the Canadian Plan (the "**Sanction Order**"); and due and sufficient notice of the Motion and the Sanction Order having been given; and it appearing that no other or further notice need be provided; and the Court having held a hearing to consider the Monitor's request for the relief set forth in the Motion; and no objections to the Motion having been filed or all such objections having been resolved or overruled; and the Court having found and determined that the

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

relief sought in the Motion is consistent with the purposes of chapter 15 of the Bankruptcy Code; and it appearing that the relief requested in the Motion is in the best interests of the Foreign Debtors and other parties in interest in these cases; and after due deliberation and sufficient cause appearing therefore, the Court finds and concludes as follows:

(a) The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and section 1501 of the Bankruptcy Code.

(b) This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

(c) Venue is proper in this District pursuant to 28 U.S.C. § 1401(1).

(d) On or about June 16, 2021, the Canadian Court granted the Sanction Order.

(e) The relief granted herein is necessary and appropriate, in the interests of the public and international comity, consistent with the public policy of the United States, warranted pursuant to section 1507 of the Bankruptcy Code, and will not cause hardship to any party in interest that is not outweighed by the benefits of the relief granted herein.

(f) The relief granted herein will, in accordance with section 1507(b) of the Bankruptcy Code, reasonably assure: (i) just treatment of all holders of claims against or interests in the Debtors' property; (ii) protection of claim holders in the United States against prejudice and inconvenience in the processing of claims in the Canadian Proceeding; (iii) prevention of preferential or fraudulent dispositions of property of the Foreign Debtors; (iv) distribution of proceeds of the Foreign Debtors' property substantially in accordance with the order prescribed in the Bankruptcy Code; and (v) an opportunity for a fresh start for the Foreign Debtors.

(g) The public interest will be served by the relief granted herein.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted.

2. The Sanction Order, as defined in the Motion, is hereby fully recognized and given full force and effect in the United States. Such relief is warranted pursuant to section 1507 of the Bankruptcy Code and will not cause hardship to any party in interest that is not outweighed by the benefits of the relief granted herein.

3. Notwithstanding any provisions in the Federal Rules of Bankruptcy Procedure to the contrary: (a) this Order shall be effective immediately and enforceable upon its entry; and (b) neither the Monitor nor the Debtors are subject to any stay in the implementation, enforcement, or realization of the relief granted in this Order.

4. The Monitor and the Foreign Debtors are authorized and empowered to, and may in their discretion and without any delay, take any such steps or perform such actions as may be necessary to effectuate the terms of this Order, including, without limitation, steps and actions necessary or appropriate to implement the Canadian Plan in accordance with and subject to its terms and conditions, and enter into, adopt, execute, deliver, complete, implement and consummate all of the steps, compromises, settlements, transactions, assignments, arrangements, reorganizations, distributions, payments, deliveries, allocations, instruments, agreements and releases contemplated by, and subject to the terms and conditions of, the Canadian Plan, and all such steps and actions are approved.

5. All parties are hereby permanently enjoined from asserting any debt, claim or interest affected by the Sanction Order and the Canadian Plan, except as expressly provided by the Canadian Plan, the Sanction Order and the agreements and documents related to the Canadian Plan, including, without limitation: (i) executing against any of the Foreign Debtors' assets; (ii) commencing or continuing, including, without limitation, issuing or employing process, of a judicial, quasi-judicial, administrative, regulatory, arbitral, or other action or proceeding, or to recover a claim, including,

without limitation, any and all unpaid judgments, settlements, or otherwise against the Foreign Debtors, their property, or any direct or indirect transferee of or successor to any property of the Foreign Debtors, or any property of such transferee or successor, or the seeking of any discovery related to any of the foregoing, which in each case is in any way inconsistent with, relates to, or would interfere with, the administration of the Foreign Debtors' estates in the Canadian Proceeding, Canadian law, or the implementation or consummation of the Canadian Plan or Sanction Order; (iii) taking or continuing any act to create, perfect, or enforce a lien or other security interest, setoff, or other claim against the Foreign Debtors or any of their property or proceeds thereof, that in any case is in any way inconsistent with, relates to, or would interfere with, the administration of the Foreign Debtors' estates in the Canadian Proceeding, Canadian law, or the implementation or consummation of the Sanction Order or the Canadian Plan; (iv) transferring, relinquishing or disposing of any property of the Foreign Debtors to any person or entity other than PricewaterhouseCoopers Inc.,, in its capacity as foreign representative, and its authorized representatives and agents or taking or continuing any act to obtain possession of, commingle, or exercise control over, such property, that in any case is in any way inconsistent with, relates to, or would interfere with, the administration of the Foreign Debtors' estates in the Canadian Proceeding, Canadian law, or the implementation or consummation of the Sanction Order of the Canadian Plan; or (v) continuing in any manner, directly or indirectly, an individual action or proceeding concerning the Foreign Debtors' assets, rights, obligations, or liabilities, or to resolve any dispute arising out of any provision of the Canadian Plan, or Canadian law relating to the Canadian Plan.

6. Except to the extent provided by the Canadian Plan, the Sanction Order, or the agreements entered into in connection therewith, all persons and entities are enjoined from seizing, attaching, and enforcing or executing liens or judgments against the Foreign Debtors' property in the

United States or from transferring, encumbering, or otherwise disposing of or interfering with the Foreign Debtors' assets or agreements in the United States without the express consent of PricewaterhouseCoopers Inc., in its capacity as foreign representative.

7. Except to the extent provided by the Canadian Plan, the Sanction Order, or the agreements entered into in connection therewith, all persons and entities are enjoined from commencing or continuing, including, without limitation, the issuance or employment of process of, any judicial, administrative, or any other action or proceeding involving or against the Foreign Debtors or their assets or proceeds thereof, or to recover a claim or enforce any judicial, quasi-judicial, regulatory, administrative, or other judgment, assessment, order, lien, or arbitration award against the Foreign Debtors or their assets or proceeds thereof.

8. All releases and injunctions provided for in the Canadian Plan and/or approved by the Sanction Order are hereby expressly approved and incorporated herein. The following provisions from Article 6 of the Canadian Plan are hereby approved, and so ordered, and shall be immediately effective upon consummation of the Canadian Plan without further order or action by the Bankruptcy Court, any of the parties or entities to such releases or injunction, or any other Persons (as defined in the Canadian Plan):

> **6.1 Releases upon Plan Implementation**
>
> At the Effective Time, (i) the Applicants; (ii) the Directors and Officers of the Applicants, (iii) the Applicants' legal counsel, financial advisors, consultants and agents, (iv) the Monitor, the Monitor's legal counsel, (v) the Receiver, the Receiver's legal counsel, and (vi) each and every present and former shareholder, affiliate, subsidiary, director, officer, partner, employee, consultant and agent of any of the foregoing Persons (collectively the "**Released Parties**", and individually a "**Released Party**") shall be released and discharged from any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, expenses, executions, liens and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Creditor, Affected

> Creditor, Unaffected Creditor, or any other Person may be entitled to assert (including any and all Claims in respect of statutory liabilities and any Director/Officer Claims of all Directors and Officers of the Applicants and any alleged fiduciary or other duty), whether known or unknown, matured or unmatured, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the later of the Plan Implementation Date and the date on which actions are taken to implement the Plan, that constitute or are in any way relating to, arising out of or in connection with any Claims, the business and affairs of the Applicants, the Plan and the CCAA Proceedings, or any Claim that has been barred or extinguished by the Claims Procedure Order, and all claims arising under such actions or omissions shall be deemed to be fully, finally, irrevocably and forever waived, discharged, released, cancelled and barred (other than the right to enforce the Monitor's obligations under the Plan), all to the fullest extent permitted by Applicable Law, provided that nothing herein shall release or discharge (i) the Directors with respect to matters set out in Section 5.1(2) of the CCAA, (ii) the Applicants from and in respect of any Unaffected Claim.

9. No action or other proceeding shall be commenced against the Monitor or Foreign Debtors in any way arising from or related to their respective capacities or conduct as the foreign representative, monitor or debtors, except with prior leave pursuant to an Order of the Canadian Court made on prior written notice to the Monitor and Foreign Debtors, provided, any such Order granting leave includes a term granting the Monitor and Foreign Debtors security for their costs and the costs of their counsel in connection with any proposed action or proceeding, such security to be on terms the Canadian Court deems just and appropriate; provided, that, the Canadian Court shall have exclusive jurisdiction over any such action or other proceeding against the Monitor.

10. Notwithstanding any provision in the Federal Rules of Bankruptcy Procedure to the Contrary: (i) this Order shall be effective immediately and enforceable upon its entry; (ii) the Monitor is not subject to any stay of the implementation, enforcement, or realization of the relief granted in this Order; and (iii) the Monitor is authorized and empowered and may in its discretion

without further delay, take any action and perform any act necessary to implement and effectuate the terms of this Order.

11. Subject to paragraph 9 hereof, this Court shall retain jurisdiction with respect to all matters relating to the interpretation or implementation of this Order.

Dated: June 16th, 2021
Wilmington, Delaware

JOHN T. DORSEY
UNITED STATES BANKRUPTCY JUDGE